UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   February 26, 2016

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

 (Exact name of registrant as specified in Charter)

Nevada	001-34591	90-0648920
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road

Qianzhou Village, Huishan District, Wuxi City

Jiangsu Province, People’s Republic of China

  (Address of Principal Executive Offices)

(86) 51083397559

(Registrant’s Telephone number)

Copies to:

Asher S. Levitsky PC

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Phone: (212) 370-1300

Fax: (646) 895-7182

E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sale of Equity Securities.

On March 1, 2016, the board of directors of Cleantech Solutions International, Inc. (the “Company”) ratified one-year agreements with FirsTrust China Ltd. dated as of January 13, 2016 and FCJ Investments, Inc. dated as of January 1, 2016, pursuant to which FirsTrust and FCJ agreed to perform services relating to preparing and implementing new business plans for the Company with the objective of improving the Company’s long-term growth, which may include the evaluation of potential strategic relationships for the Company, and authorized the issuance, as consideration for such services, of 400,000 shares of common stock to FirsTrust and 200,000 shares of common stock to FCJ. The Company issued 200,000 shares of common stock to FirsTrust and 100,000 shares of common stock to FCJ on March 3, 2016, and agreed to issue the balance of the shares in July 2016 provided that the agreements are in force on such date. The issuance of the shares to FirsTrust is exempt from registration pursuant to Regulations S of the SEC, and the issuance of the shares to FCJ is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering. No brokerage fee or commission was paid in connection with such stock issuances.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On February 26, 2016, Adam C. Wasserman resigned as the Company’s chief financial officer. Mr. Wasserman’s resignation did not result from any disagreement with the registrant on any matters relating to the registrant’s operations, policies or practices. Mr. Wasserman will continue as a consultant with the Company assisting with the transition to the new chief financial officer and to provide training and other professional services financial services to the Company as needed.

On March 1, 2016, the board of directors appointed Wanfen Xu as its chief financial officer. Ms. Xu, age 35, previously served as the registrant’s chief financial officer from March 14, 2012 through December 12, 2012, and from December 2012 until February 2016, she served as the financial controller of Wuxi Huayang Electrical Power Equipment Co., Ltd. (“Electrical”) and Wuxi Huayang Dyeing Machinery Co., Ltd. (“Dyeing”), which are variable interest entities whose financial statements are included in the Company’s consolidated financial statements. Ms. Xu also served as the financial controller of Electrical and Dyeing from 2009 to 2011. Ms. Xu receives compensation at the annual rate of RMB120,000, which is equivalent to approximately $18,300.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2016	Cleantech Solutions International, Inc.

	By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer

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